UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 9, 2017, Vapor Corp. (the “Company”) issued a press release announcing that it has extended its tender offer to purchase up to 32,262,152 of its outstanding Series A Warrants (the “Series A Warrants”), at a purchase price of $0.22 per warrant in cash, to 5:00 p.m., Eastern time on January 17, 2017. The tender offer is being made pursuant to the Offer to Purchase and related Letter of Transmittal, as they may be amended or supplemented, copies of which are attached as exhibits to the Company’s tender offer statement on Schedule TO filed with the Securities and Exchange Commission (the “SEC”). A copy of the Company’s press release announcing extension of the tender offer is included as Exhibit 99.1 to this Form 8-K.

The press release was issued for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Series A Warrants. The offer to purchase and the solicitation of offers to sell are being made solely pursuant to the Offer to Purchase dated December 7, 2016, the related Letter of Transmittal, and other offer materials included as exhibits to the tender offer statement on Schedule TO that the Company has filed with the SEC. The tender offer statement (including the Offer to Purchase, related Letter of Transmittal and other offer materials) contains important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being distributed free of charge to all holders of Series A Warrants. In addition, these materials (and all other materials filed by the Company with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Holders of Series A Warrants may also obtain free copies of the documents filed with the SEC by the Company by directing a request to the information agent at Okapi Partners, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, info@okapipartners.com. Holders of Series A Warrants are urged to read the tender offer documents and the other relevant materials before making any investment decision with respect to the tender offer because they contain important information about the tender offer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: January 9, 2017	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 9, 2017